Exhibit 99.1

CTG Acquires French Testing Company StarDust

Strengthens Testing Solution Offerings with Addition of Innovative Crowdtesting Capability

BUFFALO, N.Y. – March 3, 2020 – CTG (NASDAQ: CTG), a leading provider of information technology (IT) solutions and services in North America and Western Europe, today announced it has acquired StarDust, a leader in testing and quality assurance for digital services based in Marseille, France, and with operations in Montreal, Canada.

Highlights of the Transaction:

•	Increases CTG’s presence in the high-growth global testing market;

•	Crowdtesting capability provides a faster, more flexible testing solution that CTG can leverage to expand its existing client base;

•	Establishes foothold in France’s testing market and extends testing capabilities to the United States and Canada; and

•	Adds approximately $7 million in annualized revenue; expected to be immediately accretive to operating results, excluding customary acquisition-related expenses.

StarDust, a pure-play testing company, promotes digital quality in France and Canada. The company offers a complete range of testing services, including functional, multilingual, operational, environmental, regression, and application benchmarking, and utilizes a flexible service approach that includes in-lab testers, on-site testers, crowd testers, or a hybrid approach combination. StarDust’s offerings cover digital services and test websites, software, mobile applications, and the Internet of Things (IoT)/connected objects. The company has served over 200 clients across a variety of industries in its nine-year history, and is focused on reducing business risk for its clients and maximizing end-user satisfaction.

“StarDust’s suite of testing solutions complements CTG’s current testing offerings and allows expansion of our portfolio of services offered to clients who are experiencing complex testing requirements. This acquisition supports CTG’s strategy to expand our Global Testing solutions presence, not only in France, but also in Belgium, Luxembourg, the United Kingdom, and North America. Specific to France, StarDust will enable CTG to accelerate growth in the area of testing for mobile development, a current focus area for CTG France. Additionally, Stardust’s current client companies complement CTG’s existing base with virtually no overlap, providing significant cross-selling opportunities,” said CTG President and Chief Executive Officer, Filip Gydé. “Most importantly, CTG will now have crowdtesting capabilities that allow us 24X7 access to testers around the world who bring a broad diversity of testing skills, languages, and experience with a range of testing devices and configurations, while also minimizing our upfront investment in this area. Crowdtesting will meaningfully differentiate CTG from many of our larger competitors, as we will now be able to provide faster turnaround and offer more flexible and cost-effective testing solutions to our clients.”

Gydé continued, “Important contributors to CTG’s growth strategy include increasing our share of the testing market in Europe as well as strengthening our presence in the North American market, where we recently commenced our first testing engagement. We recently appointed a global director of testing, Pieter Vanhaecke, to lead this effort. As part of the StarDust integration, we will utilize our Testing Delivery Center in France to further improve the efficiency of our sales and delivery efforts across the organization.”

Following today’s closing, StarDust’s founders and management team will remain with CTG to ensure continuity of client service. They will also work closely with the management teams in both Europe and North America to seamlessly integrate the business into CTG’s operations.

“This important step in StarDust’s history opens up many new opportunities for our company and its employees, our crowd of testers, and our customers. Our hybrid testing approach that includes in-lab, on-site, and crowdtesting, combined with CTG’s Testing Solutions vision, offer so many exciting possibilities for expanding the business,” said Delphine Guyot–Giler, StarDust CEO, Canada, and Co-founder.

“I am excited about the opportunity to work with the CTG team to deploy our services at a group level to many more industries and markets,” said François Joseph Viallon, StarDust CEO, France, and Co-founder.

The all-cash transaction is valued at approximately $4.85 million, not including net cash at closing and potential future earn outs, for StarDust’s estimated $7 million in annualized revenue. CTG funded the purchase price through a drawdown of capital from the Company’s revolving credit facility.

“StarDust marks our third acquisition that expands and strengthens the services we provide to our clients. Going forward, small acquisitions that offer deeper penetration of new or existing markets in North America and Europe will continue to be part of CTG’s broader growth strategy,” Gydé concluded.

About CTG

CTG has established a reputation for responsiveness and reliability—traits that our clients say set us apart—since our founding in 1966. Today, we provide comprehensive information, technology, and business solutions that address critical challenges for clients in high-growth industries in North America and Western Europe. Backed by a proven track record of reliable delivery, CTG fosters long-term client relationships and trust, which allows us to develop strategic insights that maximize client investments and competitive advantage. CTG has operations in North America, Western Europe, and India. The Company regularly posts news and other important information online at www.ctg.com.

About StarDust

StarDust is a leader in Crowdtesting and Quality Assurance for digital services that is headquartered in France and has operations in Montréal, Canada. The Company offers Quality Assurance (QA) and User Acceptance Testing (UAT) services designed to launch digital services and improved user experience. These services are delivered by in-lab, on-site, and crowdsourced testers. StarDust’s offerings cover digital services and test websites, software, connected objects, and mobile applications. Their service portfolio includes Advisory Services, Functional Testing, Operational Testing, Environmental Testing, Regression Testing, Multilingual Testing, Benchmarking Applications, Organizing Functional Bug Bounties, and Accessibility Testing. More information about StarDust can be found online at www.stardust-testing.com.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of applicable federal securities law, and generally includes words such as “believes,” “expects,” “intends,” “anticipates,” “estimates” and similar expressions. The Company can give no assurance that any actual or future results or events discussed in these statements will be achieved. Any forward-looking statements represent the Company’s views only as of today and should not be relied upon as representing the Company’s views as of any subsequent date. Actual results could differ materially from the outlook, guidance, expectations, and other forward-looking statements as a result of a number of factors, including among others, the availability to the Company of qualified professional staff, domestic and foreign industry competition for clients and talent, including technical, sales and management personnel, increased bargaining power of large clients, the Company’s ability to protect confidential client data, the partial or complete loss of the revenue the

Company generates from International Business Machines Corporation (IBM) and/or SDI International (SDI), the ability to integrate businesses when acquired and retain their clients while achieving cost reduction targets, the uncertainty of clients’ implementations of cost reduction projects, the effect of healthcare reform and initiatives, the mix of work between staffing and solutions, currency exchange risks, risks associated with operating in foreign jurisdictions, renegotiations, nullification, or breaches of contracts with clients, vendors, subcontractors or other parties, the change in valuation of capitalized software balances, the impact of current and future laws and government regulation, as well as repeal or modification of such, affecting the information technology (IT) solutions and staffing industry, taxes and the Company’s operations in particular, industry and economic conditions, including fluctuations in demand for IT services, consolidation among the Company’s competitors or clients, the need to supplement or change our IT services in response to new offerings in the industry or changes in client requirements for IT products and solutions, the risks associated with acquisitions, the negative effects of actions of activist shareholders and other factors that involve risk and uncertainty including those listed in the Company’s reports filed with the Securities and Exchange Commission as of the date of this document. Such forward-looking statements should be read in conjunction with the Company’s disclosures set forth in the Company’s 2018 Form 10-K, which is incorporated by reference, and other reports that may be filed from time to time with the Securities and Exchange Commission. The Company assumes no obligation to update the forward-looking information contained in this release.

Investors:

John M. Laubacker, Chief Financial Officer

(716) 887-7368

Media:

Amanda C. LeBlanc, CMO and Vice President, Marketing

(225) 772-8865